Exhibit 3.3

Delaware PAGE 1 The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CABOT OIL & GAS CORPORATION", FILED IN THIS OFFICE ON THE FIRST DAY OF MAY, A.D. 2012, AT 5:52 O'CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 2216250 8100 120497026 You may verify this certificate online at corp. delaware. gov/authver.shtml /s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9544858 DATE: 05-02-12

State of Delaware Secretary of State Division of Corporations Delivered 07:22 PM 05/01/2012 FILED 05:52 PM 05/01/2012 SRV 120497026 - 2216250 FILE CERTIFICATE OF AMENDMENT of RESTATED CERTIFICATE OF INCORPORATION Cabot Oil & Gas Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts this Certificate of Amendment (this "Certificate of Amendment"), which amends its Restated Certificate of Incorporation (the "Certificate of Incorporation"), as described below, and does hereby further certify that: FIRST:The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation described herein, and the Corporation's stockholders duly adopted such amendment, all in accordance with the provisions of Section 242 of the DGCL. SECOND:The first sentence of Article IV of the Certificate of Incorporation is amended and restated to read in its entirety as follows: The aggregate number of shares of all classes of stock which the Company shall have authority to issue is 485,000,000, divided into 5,000,000 shares of Preferred Stock, par value $.10 per share ("Preferred Stock"), and 480,000,000 shares of Common Stock, par value $.10 per share (the "Common Stock"). IN WITNESS WHEREOF, this Certificate of Amendment has been executed by an authorized officer of the Corporation as of this 1st day of May, 2012. CABOT OIL & GAS CORPORATION /s/ Deidre L. Shearer By: Name: Title: Deidre L. Shearer Corporate Secretary and Managing Counsel